Exhibit 99.1
LEASE AGREEMENT AMENDMENT
THIS LEASE AGREEMENT AMENDMENT (the “Amendment”), entered into by and between Beatrix Flourie Geffroy (“Lessor”), Motorcar Parts de Mexico, S.A. de C.V., hereby represented by Mr. Selwyn Hilton Joffe, (“Lessee”) and Motorcar Parts of America, Inc., a New York Corporation, hereby represented by Mr. Selwyn Hilton Joffe (“Guarantor”).
RECITALS
A.	The Lessor and Lessee entered into a certain Lease Agreement dated as of October 28th, 2004 (“the Agreement”) with respect to premises identified as Lot 000, Block 19 (Polygon 19), in Colonia El Lago, in Tijuana, Baja California, Mexico, with an area of 49,951.715 square meters (the “Initial Leased Premises”).

B.	Motorcar Parts of America Inc, (“Guarantor”) guarantees the Lessee’s obligations under the Agreement pursuant to certain Guaranty dated as of October 28th, 2004 (the “Guaranty”). Guarantor desires to guaranty certain obligations of the Lessee hereunder pursuant to the Lease Guaranty Agreement in the form attached to the Agreement as Exhibit “I”.

C.	The Lessor desires to lease to Lessee approximately 125,000 square feet of Lessor’s Property (“Expansion Facility”), in addition to the 186,000 square feet to which are referred in the Agreement. Consequently, the total area to be leased by Lessor to Lessee shall be approximately 311,000 square feet. The Expansion Facility shall be leased in phases, pursuant to the terms of this Agreement.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
CLAUSES
FIRST. OCCUPANCY BY LESSEE. Lessor and Lessee agree that the occupancy of the Expansion Facility shall take place in two phases. The First Phase occupancy shall occur on October 9th, 2006 (“First Phase Occupancy”) and the Second Phase Occupancy shall occur on January 31st, 2007 (“Second Phase Occupancy”).
SECOND. TERM OF THE LEASE AND DELIVERY OF THE EXPANSION FACILITY. Lessor hereby leases to the Lessee and the Lessee hereby leases from Lessor the Expansion Facility. Lessor covenants to deliver the Expansion Facility in strict accordance with the terms of this Amendment. The Term of this lease for the Expansion Facility shall be for a period ending concurrently with the Agreement. The Term for the First Phase Occupancy shall commence on October 16th, 2006 for approximately 80,000 square feet (“First Phase Commencement Date”). The Term for the Second Phase Occupancy shall commence on or before January 31st, 2007 for approximately 45,000 square feet (“Second Phase Commencement Date”). From and after the date hereof, Lessor expressly acknowledges and agrees that Lessee, its employees, agents, and representatives may enter into the Expansion Facility at any time with the purpose of installing lessee improvements and related tasks, provided the same do not thereby unreasonably interfere with Lessor’s obligation to its present tenants.
THIRD. TERMINATION. After a written request from Lessor to Lessee, at least 180 days before the end of the original term or any of its extensions, the Lessee shall notify the Lessor in writing, at least 150 days before the end of the original term or of any of its extensions, of Lessee’s intent to extend or terminate the Lease Agreement for the Expansion Facility. The Lessee shall have the right to extend this Lease for two (2) additional extensions for independent five (5) year terms, unless the LESSEE informs the LESSOR otherwise, in writing, and at least 150 (One hundred and Fifty) days, of its intent of terminating this Amendment on such original date of termination or on the date of termination of any such extensions.

FOURTH. RENT. Lessor hereby agrees to grant to Lessee 1 (one) 30-day period of free rent (“Free Rent Period”) commencing on the First Phase Commencement Date. Upon expiration of the Free Rent Period, which shall occur on November 15th, 2006 (“Expiration Date of the Free Rent Period”), from the first day following to the Expiration Date of the Free Rent Period, and payable within the first 10 business days of each rental period, the Lessee shall pay to the Lessor, as monthly rent, at its address set forth herein, or any other address as instructed in writing to Lessees at the address set forth herein, the initial amount of $30,400 (Thirty Thousand four Hundred Dollars and 00/100) in U.S. Dollars or as converted to its Mexican Pesos equivalency as set forth in the Agreement for the First Phase of the Expansion Facility. From the first day of the Second Phase Term, and payable within the first 10 business days of each month, the Lessee shall pay to the Lessor, as monthly rent, at its address set forth herein, or any other address as instructed in writing to Lessees at the address set forth herein, an additional amount of $17,100 (Seventeen Thousand One Hundred Dollars and 00/100) in U.S. Dollars or as converted to its Mexican Pesos equivalency as set forth in the original Lease Agreement. No payments shall be due on any day which is a legal holiday for either Banco Nacional de Mexico, Bancomer, or Banca Serfin, or on a day on which any of the foregoing are permitted by law to be closed for business. If the first day or the last day of the Term of this Amendment is a day other than the first day of a calendar month, the amount of the first or last monthly rental payment and/or all other amounts due under this Amendment shall be prorated accordingly. For purposes of calculating the monthly rent if paid in Mexican Pesos, the parties shall use the average rate of exchange for currency conversion quoted by Banco Nacional de Mexico, Bancomer, and Banca Serfin, on the day of payment or on the immediately preceding business day in case the day of payment is a day on which any of the aforementioned banks is legally closed for business. In case of late payment of rent pursuant to this Amendment Lessee agrees to pay to the Lessor a late fee at the rate of 3% per month of any rent delinquent past all applicable notice and cure periods. The rent shall be indexed as set forth in the Agreement such that the lessee shall pay lessor the same rent, on a pro-rata basis, with respect to the Expansion Facility as is paid for the Initial Leased Premises.
FIFTH. INSURANCE. During the Term, the Lessee shall obtain and maintain in full force and effect the following increased or additional insurance policies, which cost shall be paid by the Lessee. A certificate of each policy shall be made available to Lessor upon the latter’s demand; Insurance to cover Lessee, and naming Lessor as an additional insured and, if applicable, Lender shall be named the loss payee, against any civil liability claims, demands, lawsuits, or actions, or against the accidents or decease of any person injured or deceased at the Expansion Facility or from any damages to the goods of any third party in connection with the use by the LESSEE of the Expansion Facility. The corresponding insurance policy shall cover an insurable value of at least $1,000,000.00 dollars (One Million Dollars and 00/100 U.S. Cy.) per occurrence During Term, the Lessee, shall obtain and maintain in full force and effect the following insurance policies, which cost shall be paid by the Lessee. A certificate of each policy shall promptly be made available to Lessor and otherwise upon request. Insurance in favor of the Lessee, and naming Lessor as an additional insured and, if applicable, Lender shall be named the loss payee, which shall cover the Leased Premises against fire, lightning, explosion, falling aircraft collision, smoke, storms, hail, vehicle damage, earthquakes, volcanic eruption, strikes, riots, civil commotion, vandalism, flood, one year rental interruption and/or any others risks covered under the so called “extended coverage” (including windows and gas tanks). The corresponding insurance policy shall cover an insurable value of at least $4,750,000 Dollars (Four Million Seven Hundred Fifty Thousand Dollars and 00/100 U.S. Cy.). The insurance policies referred to in this Article above shall be obtained with any insurance company authorized to do business in Mexico or insure liabilities arising in Mexico and acceptable to the Lessor and Lessee in their reasonable discretion. Likewise, the policies shall provide that the same may not be amended without prior written notice to Lessor or Lessee, as applicable. Additionally, said insurance policies shall provide that they shall not be subject to cancellation or change, except after at least 30 (thirty) days written notice to the Lessor or Lessee, as applicable.

SIXTH. DEPOSIT AND GUARANTY. Lessee hereby agrees to pay to Lessor an additional lease security deposit, in the amount of $95,000.00 (Ninety-five Thousand Dollars 00/100 U.S. Cy.) within the following 15 (fifteen) days of the execution of this Amendment. Such amount shall remain as Security Deposit for the term of the Lease for the Expansion Facility and any of its extensions and be returned to Lessee, without interest, and minus any possible deductions for damage or repairs, after the Lessor carries out a thorough inspection of the condition of the Expansion Facility. As an inducement for Lessor to enter into this Amendment, Motorcar Parts of America, Inc. has, simultaneously executed herewith, the Lease Guaranty Agreement for the benefit of Lessor for the Expansion Facility.
SEVENTH. BROKERS. Neither Lessor nor Lessee has engaged or dealt with any broker or finder in connection with the matters set forth in this Amendment, Lessor and Lessee shall indemnify and hold one another harmless from any claims, costs, damages or liabilities (including attorney’s fees) arising from any breach of the representations set forth in this Article or if the same shall be based on any statement, representation or agreement by Lessor or Lessee with respect to the payment of any brokerage commissions or finders fees.
EIGHT. AUTHORITY TO SIGN. The Lessor and the Lessee each has necessary power and authority to execute and deliver this Amendment and perform its obligations hereunder. In Lessee’s and Guarantor case, said authority has not been limited or revokes in any manner whatsoever.
NINTH. The parties agree that except as modified by this Amendment, the Agreement remains in full force and effect.
     IN WITNESS WHEREOF, the parties have executed this Amendment in as of the date first set forth above.

Lessor
Beatrix Flourie Geffroy

By:	/s/ Beatrix Flourie Geffroy

Name: Beatrix Flourie Geffroy
Date:	10/12/06

Lessee
Motorcar Parts de Mexico, S.A. de C.V.

By:	/s/ Selwyn Hilton Joffe

Name: Selwyn Hilton Joffe
Date:	10/12/06

Guarantor
Motorcar Parts of America, Inc.

By:	/s/ Selwyn Hilton Joffe

Name: Selwyn Hilton Joffe
Date:	10/12/06

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